UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 8.01 below is incorporated by reference herein. As of October 1, 2014, on account of the impairment charge described in Item 8.01 below, American Superconductor Corporation (the “Company” or “we”) estimates that its net loss on a GAAP basis for the fiscal quarter ended September 30, 2014 will be between $26 million and $31 million, or between $0.33 per share and $0.39 per share.

The Company has presented a preliminary estimate of its net loss on a GAAP basis for the fiscal quarter ended September 30, 2014. We have provided a range, rather than a specific amount, for this preliminary estimate, in part, because we have not yet completed our quarterly closing procedures for the fiscal quarter ended September 30, 2014. This preliminary estimate is not necessarily indicative of the results for any future period.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company recently commenced an analysis of the potential impairment of its minority investments in Tres Amigas LLC and Blade Dynamics Ltd. The Company believes it is likely to record a non-cash impairment charge relating to these investments during the fiscal quarter ended September 30, 2014 of up to $5.3 million in the aggregate, which represents the book value of these minority investments as of June 30, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Preliminary estimates of impairment charges relating the minority investments in Tres Amigas LLC and Blade Dynamics Ltd. and net loss on a GAAP basis for the fiscal quarter ended September 30, 2014.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s estimated net loss and estimated impairment charges relating to its investments in Tres Amigas LLC and Blade Dynamics Ltd. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties and other important factors. The important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: October 1, 2014	By:	/s/ David A. Henry
David A. Henry Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Preliminary estimates of impairment charges relating the minority investments in Tres Amigas LLC and Blade Dynamics Ltd. and net loss on a GAAP basis for the fiscal quarter ended September 30, 2014.